Exhibit 23.5

                     ALEX SHESHUNOFF & CO.
                      INVESTMENT BANKING



      CONSENT OF ALEX SHESHUNOFF & CO. INVESTMENT BANKING


     We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 of South Alabama Bancorporation, Inc. of our updated opinion, dated June 24, 1999 with respect to the merger of South Alabama Bancorporation, Inc. and Sweet Water Bancshares, Inc., and to our firm, respectively, included in the Registration Statement No. 333-__________ of South Alabama Bancorporation, Inc. and to the inclusion of such opinion as an annex to the Registration Statement.
     By giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.



                                ALEX SHESHUNOFF & CO.
                                INVESTMENT BANKING


                                By: /s/ James E. Magee

     AUSTIN, TX
     June 30, 1999